Form N-SAR
Sub-Item 77I
Terms of new or amended securities

Nuveen U.S. Infrastructure Income Fund, a series of
Nuveen Investment Trust
811-07619

On May 12, 2014, under Form 485B POS, accession number
0001193125-14-193632, a prospectus containing a new series of the Trust was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.

The new series is Nuveen U.S. Infrastructure Income Fund.


See the Prospectus for terms of the securities.